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                                                                     EXHIBIT 4.6


                         INCORPORATED UNDER THE LAWS OF
                              THE STATE OF DELAWARE

NUMBER                                                                    SHARES


                      INTERNATIONAL SHIPHOLDING CORPORATION

                 ____% CONVERTIBLE EXCHANGEABLE PREFERRED STOCK



THIS CERTIFIES THAT __________________________________________ is the registered holder of ____________________________________ Shares of ____% Convertible
Exchangeable Preferred Stock, $1.00 par value per share, of INTERNATIONAL SHIPHOLDING CORPORATION transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

         IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ____________ day of _______________A.D. 20__.





--------------------------------------     -------------------------------------
Erik F. Johnsen, Chairman of the Board     H. Hughes Grehan, Assistant Secretary
and Chief Executive Officer

                                      $1.00
                                       PAR
                                      VALUE